Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Calvert SAGE Fund:

We consent to the use of our reports, incorporated herein by reference, dated November 27, 2013, with respect to the financial statements of the Calvert Large Cap Value Fund and Calvert Equity Income Fund, each a series of Calvert SAGE Fund, as of September 30, 2013, and to the references to our firm under the heading "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Custodian" in the Statement of Additional Information.

Philadelphia, Pennsylvania
January 28, 2014